EXHIBIT 2

TRANSACTIONS

The following table sets forth all transactions with respect to Shares effected in the last sixty days by the Reporting Persons on behalf of the Reporting Persons in respect of the Shares, inclusive of any transactions effected through 4:00 p.m., New York City time, on August 19, 2014. All such transactions were purchases or sales of Shares effected in the open market, and the table includes commissions paid in per share prices.

Fund	Trade Date	Buy/ Sell(1)	Shares	Unit Cost	Security
Marcato II, L.P.	07/01/2014	Buy*	902	41.99	Common Stock
Marcato II, L.P.	07/17/2014	Buy	5,943	38.02	Common Stock
Marcato II, L.P.	07/18/2014	Buy	1,789	38.85	Common Stock
Marcato II, L.P.	07/23/2014	Buy	26,237	0.73	OTC Call Option (2)
Marcato II, L.P.	07/23/2014	Sell	(9,533)	39.47	Common Stock
Marcato II, L.P.	07/23/2014	Sell	(17,492)	1.09	OTC Put Option (3)
Marcato II, L.P.	08/01/2014	Sell*	(819)	39.65	Common Stock
Marcato II, L.P.	08/01/2014	Sell*	(251)	0.63	OTC Call Option (2)
Marcato II, L.P.	08/01/2014	Buy*	218	1.30	OTC Put Option (3)
Marcato II, L.P.	08/08/2014	Buy	6,671	36.99	Common Stock
Marcato II, L.P.	08/11/2014	Buy	446	37.47	Common Stock
Marcato II, L.P.	08/12/2014	Buy	2,187	37.39	Common Stock
Marcato International Master Fund, Ltd.	07/01/2014	Sell*	(1,989)	41.99	Common Stock
Marcato International Master Fund, Ltd.	07/17/2014	Buy	254,958	38.02	Common Stock
Marcato International Master Fund, Ltd.	07/18/2014	Buy	76,772	38.85	Common Stock
Marcato International Master Fund, Ltd.	07/23/2014	Buy	1,125,731	0.73	OTC Call Option (2)
Marcato International Master Fund, Ltd.	07/23/2014	Sell	(409,015)	39.47	Common Stock
Marcato International Master Fund, Ltd.	07/23/2014	Sell	(750,487)	1.09	OTC Put Option (3)
Marcato International Master Fund, Ltd.	08/01/2014	Buy*	614	39.65	Common Stock
Marcato International Master Fund, Ltd.	08/01/2014	Buy*	226	0.63	OTC Call Option (2)

Fund	Trade Date	Buy/ Sell(1)	Shares	Unit Cost	Security
Marcato International Master Fund, Ltd.	08/01/2014	Sell*	(151)	1.30	OTC Put Option (3)
Marcato International Master Fund, Ltd.	08/08/2014	Buy	288,904	36.99	Common Stock
Marcato International Master Fund, Ltd.	08/11/2014	Buy	19,289	37.47	Common Stock
Marcato International Master Fund, Ltd.	08/12/2014	Buy	94,693	37.39	Common Stock
Marcato, L.P.	07/01/2014	Buy*	1,087	41.99	Common Stock
Marcato, L.P.	07/17/2014	Buy	78,824	38.02	Common Stock
Marcato, L.P.	07/18/2014	Buy	23,735	38.85	Common Stock
Marcato, L.P.	07/23/2014	Buy	348,032	0.73	OTC Call Option (2)
Marcato, L.P.	07/23/2014	Sell	(126,452)	39.47	Common Stock
Marcato, L.P.	07/23/2014	Sell	(232,021)	1.09	OTC Put Option (3)
Marcato, L.P.	08/01/2014	Buy*	205	39.65	Common Stock
Marcato, L.P.	08/01/2014	Buy*	25	0.63	OTC Call Option (2)
Marcato, L.P.	08/01/2014	Sell*	(17)	1.09	OTC Put Option (3)
Marcato, L.P.	08/08/2014	Buy	89,351	36.99	Common Stock
Marcato, L.P.	08/11/2014	Buy	5,966	37.47	Common Stock
Marcato, L.P.	08/12/2014	Buy	29,287	37.39	Common Stock

(1)	All transactions noted by an * are rebalancing transactions.
(2)	Represents shares underlying European-style call options purchased or sold, as applicable, in the over the counter market that are exercisable on October 17, 2014.
(3)	Represents shares underlying European-style put options purchased or sold, as applicable, in the over the counter market that are exercisable on October 17, 2014.